Exhibit 10 (cvii)

AMENDMENT NO. 2
TO THE KITCHEN COLLECTION, INC.
DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES
(As Amended and Restated Effective as of November 1, 2001)

     The Kitchen Collection, Inc. hereby adopts this Amendment No. 2 to The Kitchen Collection, Inc. Deferred Compensation Plan for Management Employees (As Amended and Restated Effective November 1, 2001) (the “Plan”), to be effective as of January 1, 2003. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

     Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

     SECTION 2.2. (a) ROTCE means the Company’s consolidated return on total capital employed for the applicable time period calculated as follows:

Earnings Before Interest After-Tax
divided by
Total Capital Employed

     (b) For purposes hereof, the following terms shall have the following meanings:

     (i) “Earnings Before Interest After-Tax ” is defined as the sum of (A) net income for the Company for the subject year before extraordinary items and cumulative effect of accounting changes as defined by US generally accepted accounting principles (“GAAP”) plus (B) After-Tax Interest Expense;

     (ii) “After Tax Interest Expense” is defined as Interest Expense multiplied by (1 minus the marginal tax rate). The marginal tax rate is defined as the tax rate applicable to an incremental amount of income related to federal, state and foreign income taxes;

     (iii) “Interest Expense” is defined as interest expense as defined by US GAAP;

     (iv) “Total Capital Employed” is defined as the sum of (A) average shareholders’ equity for the Company as determined under US GAAP plus (B) average Debt (as determined under US GAAP), each determined at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

     (v) “Debt” is defined as debt incurred by the Company under revolving credit agreements, capital lease obligations, current maturities of long-term debt and long-term debt.

     (c) ROTCE shall be determined at least annually by the Company.”

Section 2

     Section 2.10(b) of the Plan is hereby amended in its entirety to read as follows:

     “(d) For purposes of Section 3.4 of the Plan, the term “Participant” shall mean an Employee of the Company (i) who is a participant in the LTIP Plan, (ii) who, both at the time the deferral election is required and the time the deferral becomes effective, is a resident or citizen of the United States, (iii) who is designated as a Participant by the President of the Company and whose total compensation from the Controlled Group for the year in which the deferral election is required is at least $115,000 and (iv) who is an active Employee at the time the deferral becomes effective or who has “Retired” (as such term is defined in the LTIP Plan).”

Section 3

     Section 3.4(a) of the Plan is hereby amended in its entirety to read as follows:

     “(a) Amount. Each Participant (as defined in Section 2.10(b)) may, with the consent of the Company, by completing an approved election form, direct the Company to (i) reduce an “Award” (as that term is defined in the LTIP Plan) which has been deferred until the tenth anniversary of the “Grant Date” of such Award (as defined in the LTIP Plan) and thereby extinguish his entitlement under the LTIP Plan to 100% of such deferred Award and (ii) to credit the amount of the reduction (the “LTIP Deferral Benefit”) to the LTIP Deferral Sub-Account hereunder.”

Section 4

     The second sentence of Section 3.45(b) of the Plan is hereby amended in its entirety to read as follows:

     “Except as specifically permitted by the Company in its sole and absolute discretion, each such election must be made no later than one year prior to the date such Award would otherwise be payable to the Participant under the LTIP Plan (or six months prior to Retirement (as defined in the LTIP Plan) if later).”

Section 5

     Section 3.4(e)(i) is hereby amended in its entirety to read as follows:

     “(i) Except to the extent specifically provided in the LTIP Plan to the contrary, a Participant’s direction to defer an Award under the LTIP Plan hereunder shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Controlled Group, (2) the Company is deemed Insolvent, (3) the Participant ceases to satisfy the requirements of Section 2.10(b) or (4) the Plan is terminated.”

Section 6

     Section 4.1 of the Plan is hereby amended by deleting the phrase “Adjusted ROE” each time it appears therein and substituting the term “ROTCE” therefor.

     EXECUTED this 1st day of January, 2003.

THE KITCHEN COLLECTION, INC.

By:	/s/ Charlotte Sabo

Title:	Human Resources Manager

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